Exhibit 99.1
White Electronic Designs Corporation Reports
Preliminary Results for the Fourth Quarter and Fiscal Year 2009
For Immediate Release
Company Contact:
Roger Derse
Vice President,
Chief Financial Officer
602-437-1520
rderse@wedc.com
PHOENIX, Arizona — November 3, 2009 — White Electronic Designs Corporation (NASDAQ: WEDC) reported preliminary, unaudited financial results for the fourth quarter and fiscal year ended September 30, 2009.
Preliminary net revenue for the fourth quarter of fiscal 2009 ending September 30, 2009 is approximately $15 million, a 4% increase over the prior year’s fourth quarter, but down 7% from the third quarter of fiscal 2009. Preliminary net revenue for fiscal year 2009 is approximately $62 million, an increase of 11% over the prior fiscal year.
Fourth quarter bookings for fiscal 2009 are approximately $9 million, a 47% decrease from the prior year’s fourth quarter, and down 50% from the third quarter of fiscal 2009. Fiscal year 2009 preliminary bookings are approximately $64 million, an increase of 14% over the prior fiscal year.
Cash is approximately $64 million as of September 30, 2009, an increase of 21% over the prior year-end balance of approximately $53 million.
Gerald Dinkel, President and Chief Executive Officer, stated, “In fiscal 2009, White delivered significant year-over-year bookings and revenue gains and closed the year with a very strong cash position. We believe this is an early indicator of the success of our defense-focused electronics strategy established 12 months ago. Fourth quarter orders and revenue for fiscal 2009 were impacted by delays in funding on several projects which remain high defense priorities. While we expect the overall business trend to be up as programs mature in 2010 and beyond, we are likely to encounter continued quarter-to-quarter fluctuations in bookings and revenue as we move to a business base driven more by larger orders on major defense programs.”
The Company will issue its complete fiscal 2009 fourth quarter and annual results’ press release in early December 2009.

About White Electronic Designs Corporation
White Electronic Designs (NASDAQ: WEDC) delivers sophisticated multi-chip semiconductor packages, high-efficiency memory devices and build-to-print electromechanical assemblies for defense and aerospace applications. The ability to address the unique size, performance and quality requirements for technology creators in the defense and aerospace market has established White Electronic Designs as a customer-focused solutions provider. Capabilities include design, manufacturing and obsolescence management for advanced defense electronics solutions, including die stacking and secure microelectronics, as well as complex circuit card assembly services. Headquartered in Phoenix, Arizona, White Electronic Designs operates world class development and production centers in Arizona and Indiana. To learn more about us, visit our website at http://www.whiteedc.com.
Cautionary Statement
This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. The words, “believe,” “expect,” “anticipate,” “estimate,” “will” and other similar statements of expectation identify forward-looking statements. Specific forward looking statements in this press release include but are not limited to the Company’s expectations related to: year-over-year increases in bookings and revenue being an indicator of success of our defense-only strategy, that the Company’s overall business trend will be up as multiple high-level programs mature in fiscal 2010 and beyond and the continued quarter-to-quarter fluctuations of bookings and revenues.. Additionally, other factors that could materially and unexpectedly affect the Company’s results are set forth in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q. You are cautioned not to place undue reliance on our forward-looking statements. We do not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this press release, or to reflect the occurrence of unanticipated events. WEDC-F